ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 9th day of December, 2010, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add Funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following exhibit:

Exhibit S is hereby superseded and replaced with Amended Exhibit S attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Amended Exhibit S to the
Separate Series of Advisors Series Trust Fund Accounting Agreement

Name of Series
Davidson Multi-Cap Equity Fund
Davidson Equity Income Fund
Davidson Small-Mid Equity Fund
Davidson Intermediate Fixed Income Fund
FUND ACCOUNTING SERVICES FEE SCHEDULE at July 1, 2009
Annual Fund Accounting Fee Per Fund*
Base fee on the first $[ ] million plus
[ ] basis point on the next $[ ] million
[ ] basis point on the balance
Annual Base Fee on First $[ ] Million Per Fund*
$[ ] per domestic equity fund
$[ ] per domestic balanced fund
$[ ] per domestic fixed income or money market fund
$[ ] per international or global equity funds
Plus Out-Of-Pocket Expenses – Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
• Pricing Services
• $[ ]  Domestic and Canadian Equities
• $[ ]  Options
• $[ ]  Corp/Gov/Agency Bonds
• $[ ]  CMO's
• $[ ]  International Equities and Bonds
• $[ ]  Municipal Bonds
• $[ ]  Money Market Instruments
• $[ ] /Fund/Month - Mutual Fund Pricing
• $[ ]/Foreign Equity Security/Month for Corporate Action Service
• $[ ] /Month Manual Security Pricing (>[ ]/day)
• Factor Services (BondBuyer)
• $[ ] /CMO/Month
• $[ ]  /Mortgage Backed/Month
• $[ ] /Month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $[ ] on the first [ ] securities per day
• $[ ] on the balance of securities per day
Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple class funds, master feeder products, international income funds, funds with multiple advisors/sub-advisors.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Amended Exhibit S (continued) to the
Separate Series of Advisors Series Trust Fund Accounting Agreement
FUND ACCOUNTING SERVICES - SUPPLEMENTAL SERVICES FEE SCHEDULE at July 1, 2009
Multiple Classes*
• Additional base fee of $[ ]* for each additional class
                      *Class C  base fee - $[ ]

Multiple Manager Funds*
• Additional base fee of $[ ] per manager/sub-advisor per fund

Conversion
• One month of service fee prior to service inception.

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Multiple Series Trust Davidson - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at July 1, 2009
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[ ] per year per domestic fund (total fee for all service lines)
• $[ ] per year per load fund or international fund (in addition to Fund CCO fee)

Amended Exhibit S (continued) to the
Separate Series of Advisors Series Trust Fund Accounting Agreement

• $[ ] per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.